SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 2


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    July 17, 1996


                          APPLIED MAGNETICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                1-6635                95-1950506
    --------                ------                ----------
(State or other           (Commission File        (IRS Employer
jurisdiction of             Number)               Identification
incorporation                                      Number)



               Registrant's telephone number, including area code:
                                 (805) 683-5353
                                 --------------


The purpose of this Amendment No. 2 is to amend Item 7 of Applied Magnetics Corporation's Current Report on Form 8-K for July 17, 1996 to add (i) Financial Statements of Delta Bravo, Inc. and subsidiaries for the nine month period ended September 28, 1996 and (ii) a statement regarding Registrant's position that pro forma financial statements are not required to be filed with the Commission.

ITEM 7         FINANCIAL STATEMENT AND EXHIBITS
------         --------------------------------


               (a)    Financial statements of businesses acquired.

Nine Months Ended September 28, 1996

Report of Independent Public Accountants
        (Arthur Anderson LLP)..........................................6

Consolidated Balance Sheet as of September 28, 1996....................7

Consolidated Statement of Operations for the
        Nine Months Ended September 28, 1996...........................9

Consolidated Statement of Shareholders' Deficiency
        for the Nine Months Ended September 28, 1996..................10

Consolidated Statement of Cash Flows for the
        Nine Months Ended September 28, 1996..........................11

Notes to Consolidated Financial Statements............................13

               (b)    Proforma Financial Statements

The proforma effect of the "reacquisition" of the Delta Bravo
Inc. subsidiaries (DBI) has no impact on the consolidated financial statements of Applied Magnetics Corporation (AMC).

AMC obtained a controlling interest in DBI common stock through foreclosure proceedings in July, 1996 following several DBI defaults of covenants and payments under notes issued to AMC at the time of sale in 1993.

AMC has no investment in DBI since the notes have been fully reserved. At the time of foreclosure AMC designated DBI a discontinued operation under the provisions of APB No. 30. Since the net investment in the assets held for sale is zero, there is no impact on the AMC consolidated financial statements as a result of the reacquisition.

                                    SIGNATURE
                                    ---------

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      APPLIED MAGNETICS CORPORATION



Date:  December 3, 1996               By: /s/ Craig D. Crisman
                                          -------------------------
                                          Craig D. Crisman
                                          Chief Executive Officer
                                          Chief Financial Officer
                                          (Principal Financial Officer)

                            DELTA BRAVO, INC. AND SUBSIDIARIES

                             CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF AND FOR THE NINE MONTHS ENDED
                                    SEPTEMBER 28, 1996
                        TOGETHER WITH INDEPENDENT AUDITORS' REPORT

                                         CONTENTS
                                         --------



INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS

        Consolidated Balance Sheet as of September 28, 1996
        Consolidated Statement of Operations for the nine months ended September 28, 1996
        Consolidated Statement of Shareholders' Deficiency for the nine months ended September 28, 1996
        Consolidated Statement of Cash Flows for the nine months ended September 28, 1996

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               INDEPENDENT AUDITORS' REPORT
                               ----------------------------



To the Board of Directors and Shareholders of Delta Bravo, Inc. and Subsidiaries:

We have audited the consolidated balance sheet of DELTA BRAVO, INC. AND SUBSIDIARIES (the "Company") as of September 28, 1996, and the related consolidated statement of operations, shareholders' deficiency, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delta Bravo, Inc. and Subsidiaries as of September 28, 1996, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's recurring losses from operations, working capital deficiency, shareholders' deficiency and debt covenant violations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
November 25, 1996

                            DELTA BRAVO, INC. AND SUBSIDIARIES
                            -----------------------------------
                                CONSOLIDATED BALANCE SHEET
                                --------------------------
                                 AS OF SEPTEMBER 28, 1996
                                 ------------------------
                                          ASSETS
                                          ------



CURRENT ASSETS:
     Cash                                                   $   947,000
     Accounts receivable, less allowance for
     doubtful accounts of $455,000                            8,694,000
     Inventories, net                                         4,123,000
     Other                                                      553,000
                                                            -----------
            Total current assets                             14,317,000
                                                            -----------

PROPERTY, PLANT AND EQUIPMENT:
     Land and buildings                                       2,879,000
     Leasehold improvements                                   1,686,000
     Manufacturing equipment                                  5,878,000
     Office equipment                                         1,047,000
                                                            -----------
            Total property, plant and equipment              11,490,000
                                                            -----------
     Less accumulated depreciation                            5,072,000
                                                            -----------
            Total property, plant and
              equipment, net                                  6,418,000
                                                            -----------

OTHER ASSETS                                                     41,000
                                                            -----------
TOTAL                                                       $20,776,000
                                                            ===========



               The accompanying notes are an integral part of this
                           consolidated balance sheet.

                            DELTA BRAVO, INC. AND SUBSIDIARIES
                            -----------------------------------
                                CONSOLIDATED BALANCE SHEET
                                --------------------------
                                 AS OF SEPTEMBER 28, 1996
                                 ------------------------
                         LIABILITIES AND SHAREHOLDERS' DEFICIENCY
                         ----------------------------------------

CURRENT LIABILITIES:
     Short-term borrowings                                  $  4,998,000
     Current portion of debt                                  16,159,000
     Accounts payable                                          4,557,000
     Accrued payroll and related costs                         2,020,000
     Income taxes payable                                        550,000
     Accrued interest                                          3,234,000
     Other current liabilities                                 7,210,000
                                                            ------------
            Total current liabilities                         38,728,000
                                                            ------------
LONG-TERM LIABILITIES:
     Debt, less current portion                                  721,000
                                                            ------------
       Total liabilities                                      39,449,000

COMMITMENTS

Redeemable Preferred stock, $100 par value;
     200,000 shares authorized;
     112,526 issued and outstanding;
     liquidation value $12,765,000                             9,227,000

SHAREHOLDERS' DEFICIENCY:
common stock:
     Class A, without par value; 10,000 shares
       authorized; 1,333 issued and outstanding                    1,000
     Class B, without par value, 5,000 shares
      authorized; none issued and outstanding
     Additional paid in capital                                2,500,000
     Accumulated deficit                                     (30,389,000)
     Cumulative foreign currency translation
      adjustment                                                 (12,000)
                                                            ------------
            Total shareholders' deficiency                   (27,900,000)
                                                            ------------
TOTAL LIABILITIES AND
  SHAREHOLDERS' DEFICIENCY                                  $ 20,776,000
                                                            ============



               The accompanying notes are an integral part of this
                           consolidated balance sheet.

                            DELTA BRAVO, INC. AND SUBSIDIARIES
                            -----------------------------------
                           CONSOLIDATED STATEMENT OF OPERATIONS
                           ------------------------------------
                       FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1996
                       --------------------------------------------

NET SALES                                                   $ 39,317,000

COST OF SALES                                                 31,902,000
                                                            ------------
GROSS PROFIT                                                   7,415,000
                                                            ------------
OPERATING EXPENSES:
     Product development and engineering                         332,000
     Selling                                                   2,300,000
     General and administrative                                3,472,000
     Restructuring costs                                       3,250,000
                                                            ------------
       Total operating expenses                                9,354,000
                                                            ------------
LOSS FROM OPERATIONS                                           1,939,000

OTHER INCOME (EXPENSE):
     Interest expense                                         (1,831,000)
     Other                                                       134,000
                                                            ------------
       Total other expense                                    (1,697,000)
                                                            ------------
LOSS BEFORE INCOME TAX EXPENSE AND
  EXTRAORDINARY ITEMS                                          3,636,000

EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT                     636,000
                                                            ------------
LOSS BEFORE TAXES                                              3,000,000

INCOME TAX PROVISION                                             564,000
                                                            ------------
NET LOSS                                                    $  3,564,000
                                                            ============
PREFERRED DIVIDENDS                                              468,000
                                                            ------------
NET LOSS-COMMON SHAREHOLDER                                 $  4,032,000
                                                            ============
PER SHARE DATA:
     Weighted average of common shares
       outstanding                                                 1,333
                                                            ============
NET LOSS PER COMMON SHARE                                   $      3,025
                                                            ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            DELTA BRAVO, INC. AND SUBSIDIARIES
                            ----------------------------------

                    CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIENCY
                    --------------------------------------------------
                           NINE MONTHS ENDED SEPTEMBER 28, 1996
                           ------------------------------------


                                                                                            Total
                                         Common stock                       Cumulative   Shareholders'
                                        --------------      Additional      Accumulated  Translation        Equity/
                                        Shares   Amount   Paid in Capital   Deficit       Adjustments      Deficiency
                                        ------   ------   ---------------  -----------    -----------      -------------

BALANCE, JANUARY 1, 1996                 1,333   $ 1,000                  $(26,357,000)   $    272,000    $(26,084,000)

       Additional paid in capital                          $  2,500,000                                      2,500,000

       Dividends accreted on preferred
        stock                                                                 (468,000)                       (468,000)

       Translation adjustment                                                                 (284,000)       (284,000)

       Net loss                                                             (3,564,000)                     (3,564,000)
                                         -----   -------   ------------   ------------    ------------    ------------

BALANCE SEPTEMBER 28, 1996               1,333   $ 1,000   $  2,500,000   $(30,389,000)   $    (12,000)   $(27,900,000)
                                         =====   =======   ============   ============    ============    ============



                   The accompanying notes are an integral part of these
                            consolidated financial statements.

                            DELTA BRAVO, INC. AND SUBSIDIARIES
                            -----------------------------------
                           CONSOLIDATED STATEMENT OF CASH FLOWS
                           ------------------------------------
                       FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1996
                       --------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                $(3,564,000)
    Adjustments to reconcile net loss to net
       cash provided by operating activities:
          Depreciation                                        1,515,000
          Interest accrued and accreted                       1,235,000
          Exchange rate effect on operating activities         (142,000)
          Loss on disposal of fixed assets                        6,000
          Restructuring charge                                3,250,000
          Changes in operating assets and liabilities:
              Accounts receivable                            (1,364,000)
              Inventories                                      (284,000)
              Other current assets                              (19,000)
              Other assets                                      119,000
              Accounts payable                                1,362,000
              Accrued payroll and related costs                 445,000
              Income taxes payable                              500,000
              Other current liabilities                         (30,000)
                                                            -----------
                Net cash provided by operating
                 activities                                   3,029,000
                                                            -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property, plant and equipment                 (695,000)
                                                            -----------
          Net cash used in investing activities                (695,000)
                                                            -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Gain on extinguishment of debt                             (636,000)
    Payments on notes payable                                  (397,000)
    Net reduction on line of credit                            (769,000)
    Exchange rate effect on financing activities                (44,000)
                                                            -----------
          Net cash used in financing activities              (1,846,000)
                                                            -----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                         (25,000)
                                                            -----------
NET INCREASE IN CASH                                            463,000

CASH AS OF JANUARY 1, 1996                                      484,000
                                                            -----------
CASH AS OF SEPTEMBER 28, 1996                               $   947,000
                                                            ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
    Interest                                                $563,000
                                                            ========
    Income taxes                                            $ 64,000
                                                            ========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
    FINANCING ACTIVITIES:
       Dividends accreted on preferred stock                $468,000
                                                            ========




              The accompanying notes are an integral part of these
                       consolidated financial statements.

                            DELTA BRAVO, INC. AND SUBSIDIARIES
                            ----------------------------------
                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        ------------------------------------------
                       FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1996
                       --------------------------------------------

1.     Summary of Significant Accounting Policies
       ------------------------------------------

Business Activity
-----------------

Delta Bravo, Inc. and its subsidiaries ("DBI" or the "Company") manufacture and perform repair and restoration services for disk drives and other computer peripheral equipment. The Company's operations are principally conducted within North America and Western Europe and the company routinely grants credit to its customers throughout these regions. Such customers are primarily in the computer or computer peripheral industries.

Principles of Consolidation
---------------------------

The consolidated financial statements present the accounts of the Company and its subsidiaries, all of which are wholly-owned. Significant intercompany accounts and transactions have been eliminated in consolidation. The Company's subsidiaries are Magnetic Data, Inc. and Brum-Ko Magnetics Corporation. Magnetic Data, Inc. owns 100% of the following subsidiaries:

     Magnetic Data Belgium, N.V.                 AM Belgium, N.V.
     Magnetic Data United                        Magnetic Data Inc.,
        Kingdom, Ltd.                             California
     Magnetic Data Inc.,                         Magnetic Data Inc., Minnesota
       France, S.A.R.L.
     Magnetic Data Inc., Germany GmbH

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Going Concern and Restructuring Costs
-------------------------------------

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred a loss of $3,564,000 in 1996, has a shareholder's deficiency of $27,900,000, and a working capital deficiency of $24,411,000 at September 28, 1996, and is not in compliance with its borrowing agreements. The working capital deficiency at September 28, 1996 includes the result of the current classification of the Company's notes payable to AMC resulting from the Company defaulting on its debt commitments, including violations of certain debt covenants. See Notes 5 and 10.

Certain of the Company's operations have experienced significant operating losses and negative cash flows. Accordingly management approved a formal plan to dispose of certain operations.
Management has identified assets to be disposed of, the expected method of disposal and expects the completion of disposal to occur in 1997. Management estimated the loss from the proposed sale or abandonment of those operations to be approximately $3,250,000 primarily consisting of shutdown costs and estimated loss on the disposal of assets. Accordingly, the Company recorded a restructuring charge of $3,250,000 for the planned disposition of those certain operations.

Management's focus is to improve the operating units' profitability through increased sales activity in targeted areas and aggressive cost reduction programs to ensure the Company's ability to meet its financial obligations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Inventories
-----------

Inventories are stated at the lower of standard cost, which approximates cost determined on a first-in, first-out (FIFO) basis, or market. Inventories consist of purchased materials, direct production labor and manufacturing overhead.

Property, Plant and Equipment
-----------------------------

Purchases of property, plant and equipment are recorded at cost or, in the case of equipment under capital leases, the present value of future lease payments; and through a business combination, at its respective fair market values. Maintenance, repairs and minor tooling costs are expensed as incurred. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

          Buildings                                  20 - 30 years
          Leasehold improvements                      3 - 10 years
          Manufacturing Equipment                     2 - 10 years
          Office Equipment                            3 - 10 years

Revenue Recognition
-------------------

Revenue is generally recognized upon shipment of product.

Product Development and Engineering
-----------------------------------

Costs incurred by the Company in the design, maintenance or refinement of its existing product line and new product research and development are expensed when incurred. Total research and development expenses were approximately $332,000 in 1996.

Income Taxes
------------

The Company's income tax provision/benefit has been determined under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This Statement requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes result from temporary differences in the recognition of revenues and expenses for financial and income tax reporting purposes. Valuation allowances have been established to reduce deferred tax assets to the amount expected to be realized. See Note 8.

Foreign Currency Translation
----------------------------

Foreign assets and liabilities are translated to their United States dollar equivalents based on rates of exchange prevailing at the end of each respective period. Income statement information is translated using the average rate for the year. Gains and losses resulting from foreign currency transactions, other than those directly related to intercompany loans between the Company's foreign and domestic entities, are included in the consolidated statements of operations. Gains and losses resulting from translation of foreign financial statements and from foreign currency translations on intercompany loans are included as a separate component of shareholders' deficiency.

Change in Fiscal Year
---------------------

As a result of the reacquisition of the Company by Applied
Magnetics Corporation ("AMC") the Company changed its fiscal year-end from December 31st to the Saturday closest to September 30th in order to coincide with AMC's year-end date. This change is effective as of September 28, 1996 for the Company's domestic entities and September 30, 1997 for its foreign operations.

2.     Inventories
       -----------

Inventories consist of the following:

       Raw materials                                             $ 5,261,000
       Work in process                                             1,427,000
       Finished goods                                              3,048,000
       Less reserves for obsolescence                             (5,613,000)
                                                                  -----------
              Total                                                4,123,000
                                                                  ==========
3.     Segments of Business
       --------------------

The Company operates in one business segment, component manufacturing, refurbishment and repair. Total foreign sales were $13,410,000.
Of this amount sales by operations in the United States to customers in other countries were $1,098,000. Sales by operations in Europe to customers in the United States were $760,000.

Identifiable assets, capital expenditures, pre-tax operating loss, and depreciation are as follows:


Identifiable assets:
    United States                                                $13,196,000
    Europe                                                         7,580,000
                                                                ------------
          Total                                                  $20,776,000
                                                                ============
Capital expenditures:
    United States                                                $   582,000
    Europe                                                           113,000
                                                                 -----------
          Total                                                  $   695,000
                                                                 ===========

Pre-tax operating income (loss) before extraordinary gain:
    United States                                                $(4,009,000)
    Europe                                                           373,000
                                                                 -----------
          Total                                                  $(3,636,000)
                                                                 ===========

Depreciation:
    United States                                                 $1,332,000
    Europe                                                           183,000
                                                                  ----------
    Total                                                         $1,515,000
                                                                  ==========

4.     Short Term Borrowings
       ---------------------

The Company has a line of credit (the "credit line") that is secured by accounts receivable and inventories of its domestic operating subsidiaries, which expires on March 18, 1997. The credit line allows borrowings equal to 85% of qualified accounts receivable and 20% of inventory with an $8,000,000 maximum. At September 28, 1996, outstanding borrowings under the credit line were $3,948,000, with availability of approximately $1,000,000 based upon September 28, 1996 accounts receivable and inventory balances. The credit line bears interest at the prime commercial interest rate (8.25% at September 28, 1996) plus 2.5%. The Company is required to meet certain financial covenants under the terms of the credit line agreement. These covenants include, among other things, minimum levels of domestic working capital and net worth requirements. The Company was not in compliance with these covenants of the credit line as of September 28, 1996.

The Company also maintains a credit line ("foreign line") with a Belgian financial institution in the amount of 37,500,000 Belgian Francs (US$1,200,000 based upon year-end exchange rates), which is secured by accounts receivable and inventories of its foreign operating subsidiaries. At September 28, 1996, approximately 33,000,000 Belgian Francs (US$1,050,000) were outstanding. The foreign line is renegotiated every six months, and the interest rate is adjusted to current rates (6.75% at September 28, 1996). The foreign line also requires, among other requirements, the Company's foreign subsidiaries to maintain certain solvency and working capital ratios. At September 28, 1996 the Company was not in compliance with the required ratios; however, the Belgian financial institution has agreed to extend the line through December 1996, and on a month-to-month basis thereafter.

5.  Debt
    ----

Debt consists of the following:

    Note payable to Applied Magnetics Corporation
       ("AMC"), principal and interest (at 10%),
       due March 18, 1996. Due to debt covenant
       violations, the note is due and payable on
       demand.  The note is secured by real and
       personal property, stock pledged of DBI and
       outstanding stock of domestic subsidiaries,
       and guaranteed by the Company and the former
       majority shareholder.                                      $ 2,650,000

    Note payable to AMC, with interest payable
       quarterly at the stated rate of 8%, unpaid
       interest and principal due March 18, 2000.
      Due to debt covenant violations, and default
       in interest payments, the note is due and
       payable on demand.  The note is secured by
       real and personal property, stock pledged
       of DBI and outstanding stock of domestic
       subsidiaries, and guaranteed by the Company
       and the former majority shareholder.                        13,200,000

    Net present value of note payable to vendor
       payable in various installments with final
       payment due March 15, 1999.                                $   807,000

    Capitalized lease obligations, secured by
       related equipment, interest at 8.9% to 12%,
       due in monthly installments through August,
       2000. See Note 6                                               223,000
                                                                  -----------
    Total debt                                                     16,880,000
    Current portion of debt                                        16,159,000
                                                                  -----------
    Debt, less current portion                                    $   721,000
                                                                  ===========

The Company is required to meet certain financial covenants under the terms of the notes payable to AMC. These covenants include, among other things, a maximum debt to equity ratio, minimum net worth requirements and specified levels of working capital. The Company was not in compliance with certain of these covenants at September 28, 1996. In addition, the Company has defaulted on its note obligation to AMC, and was found by a Delaware Court to be in default with its obligations to AMC as a result of violating its Pledge Agreement with AMC. Upon occurrence of an event of default, all outstanding secured obligations owed by the Company to AMC are automatically accelerated; and become due and payable upon demand. Accordingly, the notes payable to AMC have been classified as current in the accompanying financial statements.

On July 17, 1996, AMC, through a foreclosure proceeding which followed the Company's breach of its Pledge Agreement with AMC, acquired 100% of the outstanding common stock of the Company in satisfaction of $2.5 million of debt owed by the Company to AMC. Accordingly, the outstanding debt due to AMC has been reduced by $2.5 million as of September 28, 1996, and a corresponding additional paid in capital was recorded in the financial statements. See Note 11.

During 1996 the Company renegotiated its note obligations with a vendor whereby the vendor forgave a portion of the outstanding debt. Accordingly, the Company recognized a gain from the extinguishment of debt in the amount of $636,000.

The aggregate maturities of debt for the years subsequent to September 28, 1996 (exclusive of capital lease obligations) are as follows:

              1997                              16,090,000
              1998                                 330,000
              1999                                 237,000
              2000                                       -
              2001                                       -
              Thereafter                                 -
                                              ------------
              Total                           $ 16,657,000
                                              ============

6.     Lease Commitments
       -----------------

The Company leases various equipment and building facilities under capital and operating leases. Rent expense for the nine months ended September 28, 1996 was $966,000. Future minimum rental payments under these leases with an initial term of one year or more are as follows:

                                          Capital          Operating
                                           Leases            Leases
                                          -------          ---------
          1997                            $88,000         $1,272,000
          1998                             85,000          1,244,000
          1999                             62,000          1,229,000
          2000                             25,000          1,226,000
          2001                               -0-             423,000
          Thereafter                         -0-                -0-
                                        ---------         ----------
    Total minimum lease payments          260,000         $5,394,000
                                                          ==========
    Amount representing interest          (37,000)
                                        ----------
    Present value of net minimum
        lease payments                  $  223,000
                                        ----------

7.     Capital Stock
       -------------

       Preferred Stock
       ---------------

The Company issued 112,526 shares of convertible preferred stock to AMC with a face value of $11,253,000 on March, 18, 1993 in connection with the acquisition of its subsidiaries Magnetic Data, Inc. and Brum-ko Magnetics Corporation. A summary of AMC's preferred stock rights is as follows:

    *  Cumulative 7.5% dividend payable semi-annually.
    *  Preferential rights on liquidation.
    *  Mandatory redemption right commencing in the year 2000.
    * Convertible into one share of common stock for each 225.052 shares of preferred.

The preferred stock has been valued at its fair market value on the acquisition date using the discounted cash flow method and assuming a fair market rate of return for the security of 16%. Accordingly, the Company is accreting dividends on an annual basis so as to adjust the carrying value of the security to its face value upon its redemption dates which commence in the year 2000. As of September 28, 1996, total dividends accreted amount to $2,337,000.

Stock Options
-------------

The Company's subsidiary, Magnetic Data, Inc. ("MDI") has two stock option plans, which were established in 1988 and 1992. Under the stock option plans, MDI may issue nonqualified and incentive stock options to officers, directors and other employees to purchase Class A common stock of MDI at a price that is not less than 100% of the fair market value at the date Of grant. The right to exercise the options vest 25% a year, beginning on the first anniversary of the grant, and the options expire no later than ten years after the date of grant. There are 620,000 shares authorized for grant under the plans. As of September 28, 1996, 61,400 shares are exercisable. The following table summarizes the stock option activity:

                                                             Rage of Option
                                            Shares          Prices Per Share
                                            ------          ----------------
    Outstanding at January 1, 1996          90,400               $6.25-$6.50
    Options canceled                       (29,000)              $6.25-$6.50
                                           -------
    Outstanding at September 28, 1996       61,400
                                           =======

8.     Income Taxes
       ------------

The income tax expense consists of the following:

       Current:
          Federal                                        $    --
          State                                             14,000
          Foreign                                          550,000
                                                         ---------
       Total                                             $ 564,000
                                                         =========

For federal income tax purposes, the Company has domestic net operating loss carryforwards totaling approximately $11.3 million at September 28, 1996, expiring between 1998 and 2010; and foreign net operating loss carryforwards of approximately $3.8 million at September 28, 1996, which do not expire.

Deferred income taxes reflect the tax effects of: temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and operating loss carryforwards. The tax effects of significant items comprising the Company's net deferred income tax assets are net operating loss carryforwards, certain accrued costs, depreciation, inventory reserves, and differences between the book and tax basis of property and the amortization of intangibles. The Company has provided a valuation allowance for the excess benefits of the operating loss and other deferred tax assets, since realization of these assets cannot be assured.


            As of September 28, 1996 the deferred income taxes consist of the following:

                                     Federal         State          Foreign
                                    -----------    -----------    -----------
Deferred taxes:
    Operating loss
        carryforward               $ 3,843,396    $   791,287    $ 1,520,361
    Reserve for inventory
     obsolescence                    3,845,813        791,785        174,023
    Accruals and other costs         1,296,295        266,884        809,287
    Differences between book
       and tax basis of property        82,346         16,689         14,884
                                   -----------    -----------    -----------
          Total deferred taxes       9,067,850      1,866,645      2,518,555

Valuation allowance                 (9,067,850)    (1,866,645)    (2,518,555)
                                   -----------    -----------    -----------

Deferred income taxes              $      --      $      --      $      --
                                   ===========    ===========    ===========

Reconciliation of the actual Federal provision (benefit) for income taxes to the income tax calculated at the United States Federal statutory rates for continuing operations is as follows:

Income tax (benefit) at the United States Federal
  income tax rate                                              (34)%

Temporary differences/net operating losses not benefited        34
                                                               ----
                                                                 - %
                                                               ====

The consolidated effective tax rate may differ from the U.S. Federal statutory rate primarily due to the Company and its consolidated foreign subsidiaries, each filing separate income tax returns in their respective countries. As a result, the losses of one company cannot be offset against the taxable income of other companies.

9.     Retirement Savings Plan
       -----------------------

The Company has a qualified retirement plan under the provisions of
Section 401(k) of the Internal Revenue Code, in which eligible employees may participate. Substantially all participants in this plan are able to defer compensation up to the annual maximum amount allowable under Internal Revenue Service regulations.
Additionally, the Company may match employees' contributions with discretionary amounts as may be determined by the Board of Directors. The Board of Directors did not authorize any matching contributions in the nine months ended September 28, 1996.

10.    Related Party Transactions
       --------------------------

Included in the current portion of debt are amounts due to Applied Magnetics Corporation ("AMC") , the sole shareholder of the Company, in the aggregate amount of $15,850,000. Also included in accrued interest is $3,141,000 related to the AMC notes and $750,000 in other current liabilities for estimated legal and settlement costs relating to the default on the AMC notes. Such costs are to be reimbursed to AMC under the terms of the note agreements. The Company had purchased products and services from AMC totaling $171,000.

11.    Subsequent Events
       -----------------

The Company was a defendant in a lawsuit filed by two former officers and directors of the Company who claimed to be minority shareholders. Also named in this lawsuit were the Company's former majority shareholder and a corporation in which the former majority shareholder is principal. These individuals had threatened to add AMC and others to the lawsuit.

On November 19, 1996, the Company settled the lawsuit, and obtained full releases from the plaintiffs. Resolution of this lawsuit resulted in no claim by plaintiffs of any minority ownership in the Company and thus, AMC's ownership is 100% of the outstanding common stock of the Company. The plaintiffs have not yet filed a formal dismissal with prejudice of the lawsuit, but are obligated to do so pursuant to the settlement agreement.